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                                                                EXHIBIT 10.39.05


                    FIFTH AMENDMENT TO STOCK OPTION AGREEMENT

         THIS FIFTH AMENDMENT TO STOCK OPTION AGREEMENT ("Fifth Amendment") is made as of the 10th day of October, 2000 by and between eUniverse, Inc., a Nevada corporation (the "Company") and Charles Beilman, an individual residing in Wallingford, Connecticut ("Beilman").

                                    RECITALS:

         1. The Company and Beilman have executed that certain Stock Option Agreement dated as of the 26th day of January, 2000 (the "Stock Option Agreement") as amended by the First, Second, Third and Fourth Amendments to Stock Option Agreement dated March 31, 2000, May 31, 2000, June 16, 2000 and July 31, 2000, respectively.

         2. As of the date of this Fifth Amendment, the Company and/or its designee has exercised the right to purchase, as reflected in that certain Stock Purchase Agreement by and between the Company (or its assignee) and Beilman dated as of the 16th day of June, 2000, 100,000 of the 2,425,000 shares originally optioned under the Stock Option Agreement, resulting in 2,325,000 Company shares still beneficially owned by Beilman.

         3. The parties desire to amend the Stock Option Agreement as set forth below.

                                   AGREEMENT:

         In consideration of the covenants and agreements contained in the Stock Option Agreement and this Fifth Amendment, and other good and value consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. AMENDMENTS TO STOCK OPTION AGREEMENT. The Stock Option Agreement is hereby amended as follows:

         A. By deleting the first sentence of Section 1.2(a) thereof and inserting in lieu thereof the following:

         "(a) The Option may be exercised from time to time by the Company for all, or less than all, of the Shares of the Common Stock subject to this Option at any time during the period beginning with the date of this Agreement and ending the earlier of (i) March 1, 2001, and (ii) sixty (60) days from the date that the next 1,000,000 Shares are purchased from Beilman (the "Option Period")."

         B. By inserting as Section 1.5 in the Stock Option Agreement the following:


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         "1.5 Cooperation. The Company shall use its reasonable best efforts, subject to applicable securities laws and regulations, to assist Beilman to sell the Shares. All proceeds received by Beilman from any sale of the Shares shall be distributed, as received, as follows: forty percent (40%) of the proceeds shall be distributed to Beilman; and sixty percent (60%) of the proceeds shall be distributed to the Company, provided that the proceeds distributed to the Company shall go to off set the $500,000 advertising package (described on Exhibit "A" attached hereto) purchased by CLBL, Inc. from the Company and that certain Promissory Note in the principal amount of $1 million made by CLBL, Inc. and guaranteed by Beilman's shares of eUniverse, Inc. in favor of the Company dated of equal date herewith (collectively, the "Obligations"). Proceeds from the sale of Shares received by the Company hereunder shall by ratably applied to each of the Obligations. After the Obligations are paid in full, any other proceeds received from the sale of Share shall be distributed to Beilman. In the event that the Obligations are not fully paid by September 30, 2001, Beilman shall transfer to the Company the number of Share equal to the outstanding Obligations at the conversion price of $1.85 per share, and the Company's rights to receive proceeds from the sale of Share under Section 1.5 herein shall automatically terminate upon receipt of such payment by Beilman and the Obligations shall be paid in full."

2. MISCELLANEOUS.

         A. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Stock Option Agreement.

         B. Except as otherwise provided herein, the terms and conditions of the Stock Option Agreement shall remain in full force and effect. Nothing herein shall be construed to abrogate the aforementioned Stock Purchase Agreement or the Escrow Agreement by and between the Company, Beilman and Martin, Lucas & Chioffi, LLP f/k/a Martin, Gasparrini & Chioffi, LLP dated as of June 16, 2000.

         IN WITNESS WHEREOF, the parties have executed or have caused their duly authorized representatives to execute this Agreement the day and year first above written.


                                              /s/ Charles Beilman
                                              --------------------------------
                                              Charles Beilman
                                              32 Cooke Road
                                              Wallingford, CT  06492


eUniverse, Inc.

By: /s/ William R. Watner
    --------------------------------------------
Name: William R. Wagner
Its:  Vice President and Chief Financial Officer


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